                                  Exhibit 22

                                 Subsidiaries

                                                                    EXHIBIT 22


                         SUBSIDIARIES OF THE REGISTRANT
                      (Upon the completion of Transaction)



                                                                       Percentage of           State of Incorporation
      Parent                              Subsidiary                     Ownership                 or Organization
- ---------------------               ----------------------             -------------           ----------------------
PS Financial, Inc.                  Preferred Savings Bank                  100%                       Federal
Preferred Savings Bank              Preferred Service Corp.                 100%                       Illinois


      It is contemplated that the financial statements of the Registrant will be consolidated with its subsidiaries.